Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE COMPANY’S INTENDED COMPLIANCE WITH SECTIONS 3(B), 4(1) AND 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 24th day of December, 2014, by and among CREXENDO, INC., a Delaware corporation (the “Company”) and Steven G. Mihaylo, as Trustee of The Steven G. Mihaylo Trust (As Restated) dated December 13, 2001. (“Purchaser”).

Background:

Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, 1,449,275 shares (one million two hundred ninety nine thousand five hindered and forty five) of the Company’s common stock (the “Shares”) at an aggregate purchase price of $2,000,000 (Two Million Dollars) (the “Purchase Price”).

In addition Purchaser shall be provided 500,000 (Five Hundred Thousand) warrants to purchase Common Stock of the Company.

Agreement:

NOW, THEREFORE, in consideration of the covenants set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Company hereby agree as follows:

    1.           Purchase of and Sale of Shares.  On the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to purchase from the Company at the Closing (as defined below), and the Company agrees to sell to Purchaser at the Closing, 1,449,275 Shares of Company common stock at a total purchase price of $2,000,000 (Two Million Dollars) or $1.38 (one dollar and thirty eight cents) per Share. The share price is calculated using the average closing price listed for the Company’s Common Stock on a National Market Exchange for the five days to including December 23, 2014 (“Stock Price”)

    2.           Warrants.   As an inducement to purchase the Common Shares of Stock from the Company Purchaser shall receive 500,000 (Five Hundred Thousand) warrants purchasing common stock of the Company. The warrants will have a strike price equal to the Stock Price of $1.38 per share the warrants will have a term of 5 (five) years.  The warrants shall be entitled upon surrender with a subscription form allowing Purchaser to purchase from the Company, up to a maximum of 500,000 fully paid and non-assessable shares of the Company’s Common Stock, $0.001 par value. The warrants will contain standard limitations and representations. Further the Company shall be entitled upon it determining that it requires cash to meet liquidity needs for a period of 2 (two) years from the date of this Agreement to require Purchaser to exercise up to 500,000 (five hundred thousand) of the Warrants to provided cash to the Company.

    3.           Closing.  The closing of such purchase and sale of the Shares (the “Closing”) shall take place on December 24, 2014 at the offices of the Company, 1615 South 52nd Street, Tempe, Arizona 85281, at 8:00 a.m. Arizona Mountain Time, or at such other time and place as Purchaser and the Company mutually agree upon orally or in writing.  The Closing may be completed by a personal meeting or by an exchange of signature pages, certificates and other documents through the mail or by similar means.  Promptly following the Closing, the Company shall prepare (or cause to be prepared) and deliver to Purchaser a stock certificate evidencing the Shares.  Within three days of Closing, Purchaser shall deliver to the Company the Purchase Price, which price shall be paid by either wire transfer to an account specified by the Company or by check.

    4.           Disclosure of Information.  Purchaser acknowledges and represents that all books, records and documents of the Company relating to the purchase and sale of the Shares have been and remain available for inspection by Purchaser upon reasonable notice.  By his signature below, Purchaser confirms that all documents requested have been made available, and that Purchaser has been supplied with all of the additional information concerning the Company and the purchase and sale of the Shares that has been requested by him.  Purchaser represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase and sale of the Shares and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Purchaser to rely thereon.  Purchaser is the Chairman of the Board and Chief Executive Officer of the Company, and represents and warrants that he possesses all information necessary to assess the merit and risks of the purchase and ownership of the Shares.

    5.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser that:

(a)           Organization, Good Standing and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Capitalization.  The authorized capital of the Company consists, immediately prior to the Closing, of 25,000,000 (Twenty Five Million) shares of common stock, 11,375,371 shares of which are issued and outstanding immediately prior to the Closing.

(c)           Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific enforcement, injunctive relief or other equitable remedies.

(d)           Validity of Securities.  The Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, will be validly issued, fully paid and non-assessable.

(e)           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not result in a violation of, or default under, any contract, agreement, instrument, judgment, order, writ, or decree applicable to the Company.

    5.           Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to the Company and Purchaser agrees to hold harmless the Company from any liability or injury, including, but not limited to, that arising under Federal or state securities laws, incurred as a result of any misrepresentation herein or any warranties not performed by Purchaser.

(a)           This Agreement constitutes Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights, and rules of law governing specific performance, and Purchaser has full power and authority to enter into this Agreement.

(b)           Purchaser is the true party in interest and is not purchasing for the benefit of any other person.

(c)           Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks.  Purchaser is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all funds invested, the loss of any anticipated tax benefits, the lack of a public market, and limited transferability of the Shares which may make the liquidation of this investment impossible for the indefinite future.

(d)           The offer to sell the Shares was directly communicated to Purchaser who is the Chief Executive Officer of  the Company, Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction.  At no time was Purchaser presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

(e)           Purchaser, if a corporation, limited liability Company, partnership, trust or other entity, is authorized and duly empowered to purchase and hold the Shares, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of purchasing the Shares.

(f)           The Shares are being purchased solely for Purchaser’s own account, for investment, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

(g)           Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in reliance upon exemptions from registration for non-public issuances of securities by issuers of such securities.  Purchaser understands that the Shares or any interest therein may not be, and agrees that the Shares or any interest therein, will not be, resold or otherwise disposed of by Purchaser unless the Shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.  Purchaser further understands that each certificate representing the Shares and any other securities issued in respect thereto upon any stock distribution, recapitalization, merger, consolidation or similar event, are expected (unless otherwise permitted by the provisions of this Section or by applicable law) to be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SHARES MAY BE SOLD OR TRANSFERRED ONLY IF THE SHARES ARE REGISTERED UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(h)           Purchaser affirms that he has been informed of and understands the following:

(1)	There are substantial restrictions on the transferability of the Shares under the Securities Act;

(2)
Purchaser’s position as the Chief Executive Officer of the Company imposes upon Purchaser certain restrictions under the Securities Act and other federal and state securities laws which, if obeyed  will have the effect of limiting Purchaser’s ability to sell or transfer the Shares; and

(3)	No federal or state agency has made any finding or determination as to the fairness of the Shares for public investment nor any recommendation or endorsement of the Shares.

(j)           None of the following information has ever been represented, guaranteed, or warranted to Purchaser expressly or by implication, by the Company, or any agents or employee of the Company, or by any other person:

(1)	The approximate or exact length of time that Purchaser will be required to hold the Shares;

(2)	The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares; or

(3)
That the past performance or experience of the Company, or associates, agents, affiliates, or employees of the Company or any other person, will in any way indicate or predict economic results in connection with the purchase or ownership of the Shares.

(k)           Purchaser is an “accredited investor,” as such term is defined in SEC Rule 501(a) promulgated under the Securities Act.

(l)           Purchaser as Chief Executive Officer has reviewed and been involved in the preparation of as well and signed SEC compliance notices regarding the financial statements of the Company as of December 31, 2013 and for the quarter then ended and as of September 30, 2014 and for the nine-month period then ended (collectively, the “Financial Statements”), copies of which purchaser maintains.  Purchaser has reviewed the Financial Statements with qualified advisors and Purchaser has had an opportunity to discuss the Financial Statements with the Company’s management.  All information requested by Purchaser with respect to the Financial Statements has been supplied to Purchaser and all questions of Purchaser with respect to the Financial Statements have been answered to Purchaser’s satisfaction.

(l)           Purchaser hereby agrees to hold harmless, the Company, its directors, officers, employees, agents and representatives, and any person participating in the purchase and sale of the Shares from and against any and all liability, damage, cost and expenses incurred on account of or arising out of:

(1)	Any inaccuracy in the declarations, representations, and warranties herein above set forth;

(2)	The disposition of any of the Shares by Purchaser contrary to the foregoing declarations, representations and warranties; or

(3)
Any action, suit or proceeding based upon (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; (ii) the disposition of any of the Shares; or (iii) the breach by Purchaser of any provision of this Agreement.

    6.           Indemnification.  Purchaser hereby covenants and agrees to indemnify the Company (including its directors, officers, employees and agents) and any person participating in the distribution of the Shares and hold them harmless from and against any and all liability, damage, costs (including legal fees and court costs) and expenses incurred on account of or arising out of (i) any inaccuracy in the declarations, representations, and warranties of Purchaser herein above set forth; (ii) the disposition of any of the Shares contrary to the foregoing declarations, representations and warranties; and (iii) any action, suit or proceeding based upon (A) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; (B) the disposition of any of the Shares; or (C) the breach by Purchaser of any provision of this Agreement.

    7.           Miscellaneous.

7.1           Entire Agreement.  This Agreement, together with its exhibits and any other documents referenced herein, constitute the entire contract between the Company and Purchaser relative to the purchase and sale of the Shares and supersede any and all prior or contemporaneous oral or written agreements, understandings and discussions with respect thereto.

7.2           Expenses.  The Company and Purchaser will each bear his or its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

7.3           Counterparts.  This Agreement may be executed in two or more counterparts, (including by facsimile,) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4           Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

7.5           Survival of Representations and Warranties.  The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution of this Agreement and the Closing.

7.6           Amendments.  Any term or provision of this Agreement may be amended and the observance of any term, condition, or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and Purchaser.

7.7           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision was excluded and shall be enforceable in accordance with its terms.

7.8           Acknowledgement as to Counsel.  The parties acknowledge and agree that counsel for the Company has prepared this Agreement and the other documents contemplated hereby as counsel to the Company and not as counsel to Purchaser and that Purchaser has been advised and given opportunity to retain his, her or its own counsel at his, her or its own expense.

7.9           Governing Law.  This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of Delaware.  The parties hereby subject themselves to the jurisdiction of the Federal and state courts located within Maricopa County, State of Arizona.

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IN WITNESS WHEREOF, the parties hereto have executed (or caused this Agreement to be executed by their duly authorized representative) as of the date first written above.

“PURCHASER”:
Steven G. Mihaylo, as Trustee of The Steven G. Mihaylo Trust (As Restated) dated December 13, 2001.

__/s/ Steven G. Mihaylo_____________
                                                                                    ADDRESS

Steven G. Mihaylo, Trustee                                      ___P.O. Box 19790___________
                                                                                       ___Reno, NV 89511__________
                                                                                       _________________________

“COMPANY”:

CREXENDO, INC.,
A Delaware corporation

__/s/ Ronald Vincent_______________         ADDRESS
Ronald Vincent, CFO                                     _____1615 S. 52nd St._____
                                                                                      _____Tempe, AZ 85331___
                                                                                      ______________________